Exhibit 99.1

Blackstone Reports Third Quarter Results

New York, October 17, 2013: Blackstone (NYSE:BX) today reported its third quarter 2013 results.

Stephen A. Schwarzman, Chairman and Chief Executive Officer, said, “In the third quarter 2013, Blackstone attracted $12 billion of organic capital inflows, and $53 billion in total inflows over the past year. We are actively deploying this capital, as our global scale and diversification allow us to source investment opportunities around the world, providing the foundation for strong future returns. At the same time we are seeing increased momentum in realizing gains for our fund investors, with $6.7 billion of total realizations in the third quarter and $26 billion over the past twelve months. Despite greater realizations, we grew total assets under management by 21% year over year, to a record $248 billion.”

Blackstone issued a full detailed presentation of its third quarter 2013 results which can be viewed at www.Blackstone.com.

Distribution

Blackstone has declared a quarterly distribution of $0.23 per common unit to record holders of common units at the close of business on October 28, 2013. This distribution will be paid on November 4, 2013.

Quarterly Investor Call Details

Blackstone will host a conference call on October 17, 2013 at 11:00 a.m. ET to discuss third quarter 2013 results. The conference call can be accessed via the Investors section of Blackstone’s website at www.Blackstone.com or by dialing +1 (877) 391-6747 (U.S. domestic) or +1 (617) 597-9291 (international), pass code 149 943 55#. For those unable to listen to the live broadcast, a replay will be available on www.Blackstone.com or by dialing +1 (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international), pass code 430 608 89#.

About Blackstone

Blackstone (NYSE:BX) is one of the world’s leading investment and advisory firms. We seek to create positive economic impact and long-term value for our investors, the companies we invest in, the companies we advise and the broader global economy. We do this through the commitment of our extraordinary people and flexible capital. Our asset management businesses include investment vehicles focused on private equity, real estate, hedge fund solutions, non-investment grade credit, secondary funds, and multi asset class exposures falling outside of other funds’ mandates. Blackstone also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.Blackstone.com. Follow Blackstone on Twitter @Blackstone.

The Blackstone Group L.P.

345 Park Avenue

New York, New York 10154

T 212 583 5000

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect Blackstone’s current views with respect to, among other things, Blackstone’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. Blackstone undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This release does not constitute an offer of any Blackstone Fund.

Investor and Media Relations Contacts

Joan Solotar Blackstone Tel: +1 (212) 583-5068 solotar@blackstone.com	Weston Tucker Blackstone Tel: +1 (212) 583-5231 tucker@blackstone.com	Peter Rose Blackstone Tel: +1 (212) 583-5871 rose@blackstone.com

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